June 6, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Mesirow Small Company Fund and Mesirow High Yield Fund (the “Funds”), (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 8 of Form N-CSR of the Funds dated June 6, 2025. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

Please see disclosure attached below: